UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 4, 2013 (May 30, 2013)

REIS, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12917	13-3926898
(Commission File Number)	(IRS Employer Identification No.)

530 Fifth Avenue, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 921-1122
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2013, at the annual meeting of stockholders, the stockholders of the Company approved and adopted the Reis, Inc. 2013 Annual Incentive Compensation Plan, which had previously been approved and adopted by the Company’s board of directors subject to stockholder approval. The description of the plan included as Proposal 2 in the Company’s Proxy Statement on Schedule 14A, filed on April 24, 2013, and the text of the plan included as Annex A to such proxy statement, are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders of Reis, Inc. (the “Company”) at its 2013 annual meeting of stockholders held on May 30, 2013:

•
The election of two directors to a term expiring at the 2016 annual meeting of stockholders and upon the election and qualification of their respective successors, and the election of one director to a term expiring at the 2014 annual meeting of stockholders and upon the election and qualification of his or her successor.

•	A vote to approve and adopt the Reis, Inc. 2013 Annual Incentive Compensation Plan.
•	A vote, on an advisory basis, on the compensation of the Company’s named executive officers.
•	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For more information about the foregoing proposals, see the Company’s proxy statement dated April 24, 2013, the relevant portions of which are incorporated herein by reference. Holders of the Company’s common stock are entitled to one vote per share.

A total of 10,400,279 shares, representing approximately 95.49% of the 10,891,820 shares outstanding and entitled to vote as of the record date (April 10, 2013), were represented in person or by proxy and constituted a quorum.

(1)	The following table sets forth the number of votes cast for each director nominee, the number of votes withheld and the number of non-votes with respect to each director nominee:

Name	For	Withhold	Non-Vote
Thomas J. Clarke Jr. (class of 2016)	8,720,569	99,929	1,579,781
M. Christian Mitchell (class of 2016)	8,721,489	99,009	1,579,781
Michael J. Del Giudice (class of 2014)	8,720,577	99,921	1,579,781

Each candidate was elected.

(2)
The following table sets forth the number of votes cast for the approval and adoption of the Reis, Inc. 2013 Annual Incentive Compensation Plan, the number of votes cast against the approval and adoption of the Reis, Inc. 2013 Annual Incentive Compensation Plan, the number of abstentions and the number of non-votes:

For	Against	Abstain	Non-Vote
8,425,332	140,442	254,724	1,579,781

The foregoing proposal was approved.

(3)
The following table sets forth the number of votes cast, on an advisory basis, for the approval of the compensation of the Company’s named executive officers, the number of votes cast against such advisory approval, the number of abstentions and the number of non-votes:

For	Against	Abstain	Non-Vote
8,439,385	126,681	254,432	1,579,781

The foregoing proposal was approved, on an advisory basis. Based on the results of the vote, and consistent with the previously approved recommendation of the Company’s board of directors to its stockholders, the Company has adopted a policy to conduct an advisory vote on executive compensation every year until the next advisory vote on the frequency of conducting future advisory votes on executive compensation, which is expected to occur no later than the Company’s annual meeting of stockholders in 2018.

(4)
The following table sets forth the number of votes cast for ratification of the appointment of Ernst & Young LLP, the number of votes cast against the ratification, the number of abstentions and the number of non-votes:

For	Against	Abstain	Non-Vote
10,298,954	31,176	70,149	0

The foregoing proposal was approved.

Item 8.01	Other Events.

The Company’s board of directors, at its regularly scheduled meeting immediately following the 2013 annual meeting of stockholders took certain actions, as follows:

•	The board of directors reappointed the following members of its standing committees:
o	Audit Committee: M. Christian Mitchell (Chairman), Thomas J. Clarke Jr., Byron C. Vielehr
o	Compensation Committee: Michael J. Del Giudice (Chairman), Thomas J. Clarke Jr.
o	Nominating and Corporate Governance Committee: Byron C. Vielehr (Chairman), M. Christian Mitchell
•
The board of directors approved a revised “Policy Relating to Transactions in Reis Securities and Insider Trading and Tipping.” A revised copy of this policy has been posted on the Investor Relations portion of the Company’s website, under “Corporate Governance/Documents & Charters.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Reis, Inc. 2013 Annual Incentive Compensation Plan (incorporated by reference to Annex A to the Company’s Proxy Statement on Schedule 14A, filed on April 24, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIS, INC.

By:	/s/ Alexander G. Simpson
Alexander G. Simpson
Vice President, General Counsel & Corporate Secretary

Date:	June 4, 2013

Exhibit Index

99.1	Reis, Inc. 2013 Annual Incentive Compensation Plan (incorporated by reference to Annex A to the Company’s Proxy Statement on Schedule 14A, filed on April 24, 2013).